                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                          VARIAGENICS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
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                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                               VARIAGENICS, INC.
                              60 HAMPSHIRE STREET
                              CAMBRIDGE, MA 02139
                                 (617) 588-5300

                                                                  April 27, 2001

Dear Stockholder,

    You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Variagenics, Inc. (the "Company") to be held at 10:00 a.m. on Wednesday, May 30, 2001 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, 38th floor, Boston, Massachusetts 02111.

    At the Annual Meeting, the Company will ask the Stockholders to elect two members to the Board of Directors. In addition, the Company will ask the Stockholders to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

    We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged to complete, sign, date and return the enclosed proxy card promptly in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

                                          Sincerely,
                                          /s/ Taylor J. Crouch

                                          TAYLOR J. CROUCH
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                            YOUR VOTE IS IMPORTANT.

                       PLEASE RETURN YOUR PROXY PROMPTLY.

                                     [LOGO]

                               VARIAGENICS, INC.
                              60 HAMPSHIRE STREET
                              CAMBRIDGE, MA 02139
                                 (617) 588-5300
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 30, 2001
                            ------------------------

To the Stockholders of Variagenics, Inc.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Variagenics, Inc., a Delaware corporation (the "Company"), will be held at 10:00 a.m. on Wednesday, May 30, 2001 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, 38th floor, Boston, Massachusetts 02111 for the following purposes:

    1. To elect two (2) Class I directors to the Board of Directors, to each serve for a three-year term of office or until their successors are duly elected and qualified.

    2. To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2001.

    3. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

    These items of business are more fully described in the Proxy Statement accompanying this notice. The Board of Directors has fixed the close of business on April 2, 2001 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

    All Stockholders are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD. A PRE-ADDRESSED, RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. HOLDERS OF RECORD OF COMMON STOCK AS OF THE RECORD DATE WHO ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON MAY REVOKE THEIR PROXIES.

                                          By Order of the Board of Directors,
                                          /s/ Taylor J. Crouch

                                          TAYLOR J. CROUCH
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Cambridge, Massachusetts
April 27, 2001

                               VARIAGENICS, INC.
                              60 HAMPSHIRE STREET
                              CAMBRIDGE, MA 02139

                            ------------------------

                                PROXY STATEMENT
                            FOR 2001 ANNUAL MEETING
                           OF STOCKHOLDERS TO BE HELD
                                ON MAY 30, 2001

                            ------------------------

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Variagenics, Inc. (the "Company"), a Delaware corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Wednesday, May 30, 2001, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, 38th floor, Boston, Massachusetts 02111, and any adjournments thereof (the "Meeting").

    This Proxy Statement and the accompanying proxy card are being mailed on or about April 27, 2001 to all Stockholders entitled to notice of, and to vote at, the Meeting. The Annual Report to Stockholders for the fiscal year ended December 31, 2000 is being mailed to the Stockholders with this Proxy Statement, but does not constitute a part hereof.

    Where the Stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the two nominees for Class I director named herein and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2001.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any Stockholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. Attendance at the Meeting will not by itself constitute the revocation of a proxy. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock, par value $.01 per share ("Common Stock"), is necessary to constitute a quorum at the Meeting.

    The election of the Class I directors will be determined by a plurality of the votes cast. An affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting is required to approve the appointment of PricewaterhouseCoopers LLP. With respect to the tabulation of votes on any matter, abstentions are treated as present or represented and entitled to vote at the Meeting, while broker non-votes are treated as not being present or represented and entitled to vote at the Meeting.

    The close of business on April 2, 2001 has been fixed as the record date for determining the Stockholders entitled to notice of, and to vote, at the Meeting. As of the close of business on April 2, 2001, the Company had 23,256,251 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by Stockholders.

    The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their reasonable expenses in forwarding proxy materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitation.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Company's by-laws provide for the Company's business to be managed by or under the direction of the Board of Directors (the "Board of Directors" or the "Board"). Under the Company's by-laws, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of eight members, classified into three classes as follows: Dr. David Housman and Ms. Ellen M. Zane serve in a class with a term which expires at the Meeting (the "Class I Directors"); Dr. Jean-Francois Formela, Dr. Philippe O. Chambon and Mr. Martin A. Vogelbaum serve in a class with a term which expires in 2002 (the "Class II Directors"); and Mr. Taylor J. Crouch, Dr. Anthony H. Wild and Dr. William A. Scott serve in a class with a term which expires in 2003 (the "Class III Directors"). At each annual meeting of Stockholders, directors are elected for a term of three years or until their successors are duly elected and qualified to succeed those directors whose terms are expiring.

    Pursuant to the Company's by-laws, the Board of Directors on March 12, 2001 voted (i) to fix the Board of Directors at nine members and (ii) to nominate Dr. Housman and Ms. Zane for election at the Meeting, for a term of three years to serve until the annual meeting of Stockholders in the year 2004, and until their respective successors are duly elected and qualified. The Class II directors (Dr. Formela, Dr. Chambon and Mr. Vogelbaum) and the Class III directors (Mr. Crouch, Dr. Wild and Dr. Scott) will serve until the annual meetings of Stockholders to be held in 2002 and 2003, respectively, and until their respective successors have been duly elected and qualified.

    Unless authority to vote for any of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his or her place. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

    A plurality of the shares voted affirmatively or negatively at the Meeting is required to elect each nominee as a director.

    THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF DR. HOUSMAN AND MS. ZANE AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                   MANAGEMENT

BOARD OF DIRECTORS

    The Company's Certificate of Incorporation and by-laws provide for a classified Board of Directors consisting of three staggered classes of directors, with each class to be as nearly equal in number as reasonably possible. The Company has designated two Class I directors (Dr. David Housman and Ms. Ellen M. Zane), three Class II directors, (Dr. Jean-Francois Formela, Dr. Philippe O. Chambon and Mr. Martin A. Vogelbaum) and three Class III directors (Mr. Taylor J. Crouch, Dr. Anthony H. Wild and Dr. William A. Scott). The Class I directors constitute a class with a term which expires at the upcoming Meeting. Class II and Class III directors will serve until the annual meetings of Stockholders to be held in 2002 and 2003, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

    Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other companies in which such persons hold directorships.

NAME                                          AGE              POSITION WITH THE COMPANY
----                                        --------   ------------------------------------------
David Housman, Ph.D.......................     54      Chairman of the Board of Directors
Taylor J. Crouch(3).......................     41      President, Chief Executive Officer and
                                                       Director
Philippe O. Chambon, M.D., Ph.D...........     43      Director
Jean-Francois Formela, M.D.(1)(2)(3)......     44      Director
William A. Scott, Ph.D....................     61      Director
Martin A. Vogelbaum(1)(2)(3)..............     37      Director
Anthony H. Wild, Ph.D.(2)(3)..............     52      Director
Ellen M. Zane(1)..........................     49      Director

------------------------

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

(3) Member of the Executive Committee

    DAVID HOUSMAN, PH.D. was a scientific founder of the Company and has served as Chairman of the Board of Directors and Principal Scientific Advisor since 1993. Dr. Housman is the Ludwig Professor of Biology at the Center for Cancer Research of the Massachusetts Institute of Technology where he has been on the faculty since 1975. Dr. Housman's laboratory at M.I.T. has pioneered many of the techniques and concepts which culminated in the human genome project. His laboratory isolated the multidrug resistance gene, now the focus of cancer drug development efforts at several pharmaceutical companies; the gene causing Wilm's tumor, a pediatric kidney cancer; and the gene which causes myotonic dystrophy, the major adult form of muscular dystrophy. He is a member of the National Academy of Sciences and was a co-founder of Integrated Genetics, Genzyme Genetics and the former Somatix Therapy Corp. Dr. Housman has served on Scientific or Medical Advisory Boards for the National Center for Human Genome Research, the Hereditary Disease Foundation, the National Neurofibromatosis Foundation, the National Cancer Institute and the Tourette's Syndrome Association. Dr. Housman teaches undergraduate and graduate students at M.I.T. and medical students in the M.I.T.--Harvard Medical School program, and is a frequent consultant to the pharmaceutical and biotechnology industries.
Dr. Housman received his Ph.D. from Brandeis University.

    TAYLOR J. CROUCH has served as the Company's President, Chief Executive Officer and a member of the Board of Directors since April 1999. From 1991 to April 1999, Mr. Crouch was Senior Vice

President, Worldwide Marketing and Strategic Development for PAREXEL International Corporation, leading PAREXEL's global sales, marketing and strategy functions, where he worked with client companies to establish broad-based strategic partnering relationships in all major pharmaceutical marketplaces. Prior to joining PAREXEL, Mr. Crouch spent ten years in the pharmaceutical and device industries in new product development marketing at Schering-Plough International, Pfizer International and Johnson & Johnson's Critikon division. Within the pharmaceutical industry, he has worked on the development and launch of many leading products in the cardiovascular, anti-infectives, dermatology and allergy fields. Mr. Crouch received his B.S. in chemical engineering, cum laude, from Princeton University and his M.B.A. in international finance and marketing from the University of Chicago.

    PHILIPPE O. CHAMBON, M.D., PH.D. has served as a member of the Company's Board of Directors since July 1999. Since January 1997, Dr. Chambon has been a General Partner of the Sprout Group. He joined the Sprout Group in May 1995. From May 1993 to April 1995, Dr. Chambon served as Manager in the Healthcare Practice of The Boston Consulting Group, a leading management consulting firm. From September 1987 to April 1993, he was an executive with Sandoz Pharmaceutical (Novartis), where he had late-stage product development and pre-marketing responsibilities. Dr. Chambon currently serves as a member of the board of directors of Deltagen, Inc., Pharsight Corp. and several privately-funded biotechnology companies. Dr. Chambon holds an M.D. and a Ph.D. from the University of Paris and an M.B.A. from Columbia University.

    JEAN-FRANCOIS FORMELA, M.D. has served as a member of the Company's Board of Directors since June 1997. Dr. Formela was a partner of Atlas Venture from 1993 to 1995, and has been a General Partner of Atlas since 1995. From 1989 to 1993, Dr. Formela served at Schering-Plough, most recently as Senior Director, Medical Marketing and Scientific Affairs, where he had biotechnology licensing and marketing responsibilities. Dr. Formela serves on the board of directors of Ciphergen Biosystems, Inc., deCODE Genetics, Inc., Exelixis, Inc. and several private companies. Dr. Formela holds an M.D. from Paris University School of Medicine and an M.B.A. from Columbia University.

    WILLIAM A. SCOTT, PH.D. has served as a member of the Company's Board of Directors since May 2000. Dr. Scott is currently an Adjunct Professor at The Rockefeller University, where he has been affiliated since 1969. During his tenure at The Rockefeller University, Dr. Scott has held a variety of academic appointments, including Associate Dean from 1979 to 1982. From March 1997 until August 1999, he served as the Chief Executive Officer and a member of the board of directors of Physiome Sciences, a private biotechnology company. From
March 1991 to December 1996, Dr. Scott served as Senior Vice President, Exploratory and Drug Discovery Research at the Bristol-Myers Squibb Pharmaceutical Research Institute, where he had previously served as Senior Vice President, Drug Discovery, from March 1990 to March 1991 and co-chair of the committee responsible for integration of research programs during the merger of Bristol-Myers and Squibb. From September 1983 to February 1990, Dr. Scott held a series of positions at The Squibb Institute for Medical Research, including Senior Vice President, Molecular and Cellular Biology. Dr. Scott is a member of the board of directors of AtheroGenics, Inc. and Deltagen, Inc. Dr. Scott holds a B.S. in Chemistry from the University of Illinois, and a Ph.D. in Biochemistry from the California Institute of Technology. He was a National Institute of Health Postdoctoral Fellow at The Rockefeller University from 1967 to 1969.

    MARTIN A. VOGELBAUM has served as a member of the Company's Board of Directors since June 1997. Since June 2000, Mr. Vogelbaum has been a General Partner of Apple Tree Partners. Previously, he was a General Partner of Oxford Bioscience Partners. Prior to joining Oxford in 1993, he held senior executive positions at the public and investor relations firms of Burns, McClellan and Hill & Knowlton, where he implemented marketing and investor initiatives for biotechnology and pharmaceutical companies. Previously, he was a Research Associate in the Bone Marrow Transplant Unit at Memorial Sloan-Kettering Cancer Center. Mr. Vogelbaum received his A.B. in biology and history from Columbia University.

    ANTHONY H. WILD, PH.D. has served as a member of the Company's Board of Directors since May 2000. Dr. Wild is a founder, partner and Chief Executive Officer of MedPointe Capital Partners, LLC. Dr. Wild has almost three decades of pharmaceutical experience at senior executive management levels. Dr. Wild served as the President of Warner Lambert's Global Pharmaceuticals Sector from
May 1996 until June 2000. From February 1995 to May 1996, Dr. Wild served as President of Parke-Davis North America, a division of Warner Lambert. Prior to joining Warner Lambert, Dr. Wild served in various management, marketing and operating positions at Schering-Plough from 1973 to 1995, where he served as President of Schering-Plough KK in Osaka, Japan, the largest division of Schering Plough outside of the U.S. He serves on the board of directors of Allergan, Inc. Dr. Wild holds a B.A. in Chemistry from the University of York, England and a Ph.D. in Physical Chemistry from University of Cambridge, England.

    ELLEN M. ZANE has served as a member of the Company's Board of Directors since November 2000. Ms. Zane currently serves as the Network President of Partners HealthCare System, a physician and hospital network consisting of physicians and administrators from Massachusetts General Hospital, Brigham and Women's Hospital and community-based physician groups and community hospitals. Prior to joining Partners in 1994, Ms. Zane served as Chief Executive Officer of Quincy Hospital, an acute-care community hospital. Ms. Zane received an M.A. in Audiology and Speech-Language Pathology from Catholic University of America and a B.A. in Audiology and Speech-Language Pathology from George Washington University.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

    MEETING ATTENDANCE. During the fiscal year ended December 31, 2000 there were five meetings of the Board of Directors, and the various committees of the Board of Directors met a total of fifteen times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he or she served during fiscal 2000, except for Drs. Wild and Scott, who each attended two of the three meetings of the Board held during the period each has been a director. In addition, from time to time, the members of the Board of Directors and its committees acted by unanimous written consent pursuant to Delaware law.

    AUDIT COMMITTEE. The Audit Committee has three members, Ms. Zane (Chairperson), Dr. Formela and Mr. Vogelbaum. The Audit Committee reviews the engagement of the Company's independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. The Audit Committee met once during the year ended December 31, 2000. A more detailed description of the functions of the Audit Committee can be found in the Audit Committee Charter, included as Appendix A to this Proxy Statement. Please also see the report of the Audit Committee set forth elsewhere in this Proxy Statement.

    EXECUTIVE COMMITTEE. The Executive Committee has four members, Mr. Crouch, Dr. Formela, Mr. Vogelbaum and Dr. Wild. The Executive Committee considers strategic matters, including major investments, potential acquisition transactions and business strategies and reviews and approves the structure of, and additions to, senior management. The Executive Committee met twelve times during the year ended December 31, 2000.

    COMPENSATION COMMITTEE. The Compensation Committee, which met twice during fiscal 2000, has three members, Dr. Formela, Mr. Vogelbaum and Dr. Wild. The Compensation Committee reviews, approves and makes recommendations on the Company's compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company.

    The Audit Committee, Executive Committee and Compensation Committee are the only standing Committees of the Board of Directors. The Company does not have a standing Nominating Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the Compensation Committee was at any time during the fiscal year ended December 31, 2000, or formerly, an officer or employee of the Company or any subsidiary of the Company. No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, while an executive officer of that other entity served as a director of or member of the Compensation Committee of the Company.

COMPENSATION OF DIRECTORS

    All of the directors are reimbursed for expenses incurred to attend meetings of the Board of Directors and any committees of the Board of Directors. Pursuant to the terms of the Company's Amended 1997 Employee, Director and Consultant Stock Option Plan, the Board of Directors has the discretion to grant options to non-employee directors.

    The Company has a consulting agreement with Dr. Housman, a member of the Board of Directors and one of the Company's scientific advisors, pursuant to which Dr. Housman provides the Company with scientific consulting services and is paid $6,000 per month. In March 2000, the Company awarded Dr. Housman an option to purchase 59,475 shares of Common Stock at a purchase price of $1.05 per share. The option vests ratably over 48 months.

    In March 2000, Mr. Vogelbaum was awarded options to purchase 29,737 shares of Common Stock at a purchase price of $1.05 per share.

    Upon their appointment to the Board of Directors in May 2000, each of Drs. Scott and Wild were awarded options to purchase 23,790 shares of Common Stock at a purchase price of $3.78 per share which vest in three equal annual installments commencing on the first anniversary of the date of grant. Upon each anniversary of their service on the Board of Directors, they will be awarded additional options to purchase 5,947 shares of Common Stock at a purchase price per share equal to the fair market value of the Company's Common Stock on the date of grant, subject to compliance with the Company's requirements for attendance at meetings of the Board of Directors.

    In July 2000, Drs. Chambon and Formela were each awarded options to purchase 23,790 shares of Common Stock at a purchase price of $14.00 per share. Such options vest ratably over 36 months.

    In July 2000, the Company also awarded each non-employee director an option to purchase 5,947 shares of Common Stock at a purchase price of $14.00 per share. The options vest in full at the Meeting, subject to each director's compliance with the Company's requirements for attendance at meetings of the Board of Directors.

    In September 2000, the Company (i) granted Mr. Vogelbaum an option to purchase 10,780 shares of Common Stock at an exercise price of $14.00 per share, which vests ratably over 36 months, and (ii) accelerated the vesting of 11,149 shares under an option to purchase 29,737 shares of Common Stock at a purchase price of $1.05 per share granted to Mr. Vogelbaum in March 2000, such that the option is fully vested.

    Upon her appointment to the Board of Directors in November 2000, the Company awarded Ms. Zane (i) an option to purchase 20,000 shares of Common Stock at a purchase price of $17.69 per share, which vests in three equal annual installments commencing on the first anniversary of the date of grant, and
(ii) an option to purchase 5,000 shares of Common Stock at a purchase price of $17.69 per share, which vests in full at the Meeting, subject to Ms. Zane's compliance with the Company's requirements for attendance at meetings of the Board of Directors.

EXECUTIVE OFFICERS

    The names of, and certain information regarding, executive officers of the Company as of April 15, 2001 who are not also directors, are set forth below.

NAME                                  AGE                       POSITION WITH THE COMPANY
----                                --------   -----------------------------------------------------------
Anne L. Bailey....................     56      Vice President, Diagnostic and Process Development
Colin W. Dykes, Ph.D..............     48      Vice President, Research
Alan C. Houston, M.D..............     49      Vice President, Clinical Development and Chief Medical Officer
Richard P. Shea...................     49      Vice President, Chief Financial Officer and Treasurer
Vincent P. Stanton, Jr., M.D......     45      Vice President and Principal Scientist

    ANNE L. BAILEY has served as Vice President, Diagnostic and Process Development of the Company since April 1998. From 1990 until joining the Company, Ms. Bailey served as Vice President of Operations of Avitech Diagnostics, Inc. Prior to joining Avitech, from 1984 to 1990, Ms. Bailey served as Director, New Product Development and Vice President, Manufacturing and Regulatory Affairs at Photest Diagnostics, Inc. She has over 25 years of management experience in the medical diagnostics, reference laboratory and research products industries. Ms. Bailey received her B.S. in Biology/ Chemistry from Stanford University and an M.S. in Biochemistry from Johns Hopkins University.

    COLIN W. DYKES, PH.D. has served as Vice President, Research of the Company since July 1998. From 1997 until joining the Company, Dr. Dykes was director of the United Kingdom Genetics Division of Glaxo Wellcome, where he also served as a member of its Genetics Directorate, with responsibility for formulating policies on patents, diagnostics, genetics applications in clinical trials, and public policy. Dr. Dykes joined Glaxo in 1982, and in 1993 he established Glaxo's genetics and genomics programs as the United Kingdom head of Glaxo's Human Genetics Initiative. Dr. Dykes is trained in protein chemistry and received his Ph.D. in Biochemistry from University College, Cardiff.

    ALAN C. HOUSTON, M.D. joined the Company as Interim Medical Director in April 2000 and became Vice President, Clinical Development and Chief Medical Officer in August 2000. From April 1997 until April 2000, Dr. Houston was the Vice President of Quintiles' Worldwide Phase I Services Division, based in the United Kingdom. From July 1995 to April 1997, Dr. Houston served as head of International Clinical Pharmacology at Ciba-Geigy AG (now Novartis) in Basel, Switzerland. Dr. Houston is a member of the Royal College of Physicians and earned his MB BS (equivalent to an M.D. degree) from the University of London and has specialty degrees in Internal and Pharmaceutical Medicine.

    RICHARD P. SHEA joined the Company as Vice President, Finance and Administration in February 1999, and has served as Chief Financial Officer and Treasurer of the Company since March 2000. From April 1997 until joining the Company, Mr. Shea served as Vice President, Finance of Genetics Institute. In that capacity he helped manage the launch of BeneFIX and Neumega and assisted with the integration of Genetics Institute into American Home Products Corporation. Mr. Shea joined Genetics Institute in October 1992 as Controller, and was formerly Senior Manager at PricewaterhouseCoopers LLP in Boston and Copenhagen, primarily serving clients in the high technology and manufacturing sectors. Mr. Shea is a certified public accountant and received his M.B.A. from Boston University and an A.B. from Princeton University.

    VINCENT P. STANTON, JR., M.D. was a founding employee of the Company in 1993 and served as Vice President, Research from 1995 until 1998 and as Vice President, Discovery Research from 1998 until May 2000. In May 2000,
Dr. Stanton became Vice President and Principal Scientist. Prior to joining the Company, Dr. Stanton was a Research Scientist at the Massachusetts Institute of Technology, where his research focused on human and cancer genetics and the development of techniques for polymorphism detection and genome mapping. Previously, Dr. Stanton completed a residency in anatomical pathology at Brigham and Women's Hospital in Boston and a post doctoral fellowship at the Dana-Farber Cancer Institute where his research concerned oncogenes. Dr. Stanton received his M.D. from the University of Pennsylvania School of Medicine.

                        REPORT OF COMPENSATION COMMITTEE

                      REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee of the Board of Directors consists of Messrs. Formela, Vogelbaum and Wild, none of whom are officers or employees of the Company. The Compensation Committee reviews, approves and makes recommendations to the Board of Directors concerning the Company's executive compensation policies. This report addresses the compensation policies for the fiscal year 2000 as they affected Taylor J. Crouch, in his capacity as Chief Executive Officer and President, and the other executive officers of the Company.

COMPENSATION PHILOSOPHY

    The Compensation Committee seeks to establish and administer the Company's executive compensation arrangements to attract, motivate, reward and retain executives to achieve Company financial and non-financial performance objectives, remunerate executives for their contributions to the realization of long-term strategic goals and align the interests of the executives with the long-term interests of stockholders.

COMPENSATION STRUCTURE

    The compensation of the executive officers is structured to be competitive within the Company's industry and is based upon the general performance of the Company. The Compensation Committee performs annual reviews of executive compensation to confirm the competitiveness of the overall executive compensation packages. The Company's compensation program is comprised of
(i) base salary; (ii) annual incentive compensation, in the form of discretionary cash bonuses based on achievement of predetermined Company objectives; and (iii) long-term incentive compensation in the form of periodic stock option grants.

COMPONENTS OF COMPENSATION

    SALARY AND BENEFITS. Salary is targeted at competitive levels within the biotechnology industry. For the purpose of establishing these levels, the Company utilized several management compensation surveys to compare itself to a self-selected group of biotechnology companies in stages of development similar to that of the Company. Within this group, the Compensation Committee made comparisons to executives with similar levels of experience who have a comparable level of responsibility and expected level of contribution to their company's performance. The Compensation Committee then made its target salary determinations subjectively after considering the competitive nature of the biotechnology industry and the Company's need to attract and retain talented executive officers. For fiscal year 2000, the salary of each executive officer was generally at or near the median target compensation levels determined through the surveys. Executive officers are also entitled to participate in benefit plans generally available to employees.

    BONUS. The cash bonus is the principal incentive-based compensation paid annually to the executive officers. The Compensation Committee believes that periodic discretionary cash bonuses may be needed to retain and encourage a successful management team. Each executive officer serving as such as of the end of fiscal year 2000, including the Chief Executive Officer, received a performance-based cash award(s). Such cash bonuses are determined by evaluating a number of quantitative and qualitative factors, including the Company's financial performance, the Company's ability to achieve milestones, and particular accomplishments of the executive officer in his/her area of responsibility.

    LONG-TERM INCENTIVES. Long-term incentive compensation, in the form of stock option grants, allows the executive officers to share in any appreciation in the value of the Company's Common Stock. The stock option grants are provided under the Amended 1997 Employee, Director and

Consultant Stock Option Plan. Grants under this plan are generally made at fair market value, have a term of 10 years and are subject to vesting over four years, with vesting tied to continued employment. The long-term incentive component of compensation is intended to retain and motivate executives to improve long-term stock market performance and accordingly, executives receive value from this plan only if the Company's Common Stock appreciates.

    Stock option grants are based on various subjective factors primarily relating to the responsibilities of the individual executives, and also to their expected future contributions. The level of stock options granted is based on the Compensation Committee's evaluation of an executive's ability to impact future Company results and is proportional to job responsibility. Stock options are not necessarily granted to each executive during each year. All awards are made at a level calculated to be competitive within the biotechnology industry, as well as a broader group of companies of comparable size, maturity and complexity.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Crouch has served as Chief Executive Officer and President of the Company since 1999. Mr. Crouch's compensation is determined in accordance with the criteria described above for all executive officers. In December 2000, at the recommendation of the Compensation Committee, Mr. Crouch's base salary was increased from $300,000 to $325,000, effective January 1, 2001. During fiscal year 2000, Mr. Crouch was awarded cash bonuses in the aggregate amount of $96,250 and stock options to purchase 226,383 shares of the Company's stock under the Amended 1997 Employee, Director and Consultant Stock Option Plan. In January 2001, Mr. Crouch was awarded a stock option to purchase an additional 50,000 shares of the Company's stock under the Amended 1997 Employee, Director and Consultant Stock Option Plan. Mr. Crouch is eligible to receive an annual performance-based bonus, in cash, of up to thirty percent (30%) of his base salary conditioned upon achievement of specified milestones in 2001.

    Mr. Crouch's strategic contributions during fiscal year 2000 allowed the Company to commercialize its major technologies and receive its first collaborative revenues. During fiscal year 2000, the Company formed alliances with two leading life science companies, Waters Corporation and Bruker Daltonics, Inc., commenced its first Variagenic-Registered Trademark- Impact Programs with biopharmaceutical companies, and launched its proprietary NuCleave-TM- DNA analysis platform. Under Mr. Crouch's direction, the Company raised capital through a mezzanine round of financing, an equity investment from Waters Corporation and a successful initial public offering, resulting in $100.2 million in total net proceeds.

    In the event Mr. Crouch's employment is terminated by the Company without Cause, as defined in his employment agreement, the Company is required to pay Mr. Crouch his full salary for a period of nine months from the date of such termination.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    The Compensation Committee has reviewed the potential consequences for the Company of Section 162(m) of the Code, which imposes a limit on tax deductions for annual compensation in excess of one million dollars paid to any of the five most highly compensated executive officers. Based on such review, the Compensation Committee believes that the limitation will have no effect on the Company in fiscal year 2001.

                                          Respectfully submitted,
                                          JEAN-FRANCOIS FORMELA, M.D.
                                          MARTIN A. VOGELBAUM
                                          ANTHONY H. WILD, PH.D.
                                          Compensation Committee

                             EXECUTIVE COMPENSATION

SUMMARY OF EXECUTIVE COMPENSATION

    The following Summary Compensation Table sets forth summary information as to compensation received by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company who were serving as such at the end of fiscal 2000 (together with the Chief Executive Officer, the "named executive officers") for services rendered to the Company in all capacities during the three fiscal years ended December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                                                         ------------
                                                                                                  SECURITIES
                                             ANNUAL COMPENSATION                                  UNDERLYING
                                             -------------------                  RESTRICTED       OPTIONS/
                               FISCAL YEAR                         OTHER ANNUAL     STOCK           STOCK       ALL OTHER
NAME AND PRINCIPAL POSITION       ENDED       SALARY     BONUS     COMPENSATION     AWARDS          AWARDS     COMPENSATION
---------------------------    -----------   --------   --------   ------------   ----------      ----------   ------------
Taylor J. Crouch(1)..........    12/31/00    $294,808   $96,250      $    --        $    --        226,383       $     --
  President and Chief            12/31/99     182,692    37,500           --         47,250(10)    465,540(2)          --
  Executive Officer

Anne L. Bailey(4)............    12/31/00     174,769    35,000           --             --         89,212             --
  Vice President, Diagnostic     12/31/99     150,800    15,000           --             --         61,854         60,000(6)
  and Process Development        12/31/98     133,526        --           --             --         38,064(8)          --

Colin W. Dykes, Ph.D.(3).....    12/31/00     210,000    42,000           --             --        118,950             --
  Vice President, Research       12/31/99     200,000    40,000           --             --         83,265             --
                                 12/31/98      67,319        --           --             --         83,265             --

Bruce L. Maloff, Ph.D.(5)....    12/31/00     185,769    54,750       89,425(9)          --        118,950             --
  Executive Vice President,
  Commercial Operations

Richard P. Shea(7)...........    12/31/00     174,423    35,000           --             --         59,475             --
  Vice President, Chief          12/31/99     138,462    30,000           --             --         95,160             --
  Financial Officer
  and Treasurer

------------------------

 (1) Mr. Crouch joined the Company in April 1999.

 (2) Consists of 376,328 options to purchase Common Stock and an award of 89,212 shares of restricted stock.

 (3) Dr. Dykes joined the Company in July 1998.

 (4) Ms. Bailey joined the Company in April 1998.

 (5) Dr. Maloff was employed by the Company from February 2000 to April 2001.

 (6) Constitutes a retention payment to Ms. Bailey paid by the Company on behalf of Avitech Diagnostics, Inc., which the Company acquired in September 1997.

 (7) Mr. Shea joined the Company in February 1999.

 (8) Represents an award of restricted stock.

 (9) Represents (i) relocation costs ($89,025) and (ii) group-term life insurance ($400).

 (10) Represents the difference between exercise price and fair market value of Mr. Crouch's restricted stock grant. The restrictions on these shares lapsed in July 2000.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table sets forth information regarding options granted by the Company to the named executive officers during the fiscal year ended
December 31, 2000. The Company has never granted any stock appreciation rights. The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated assuming that the fair market value of Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved. The percentage of total options granted to employees in the last fiscal year is based on options to purchase an aggregate of 1,237,081 shares of Common Stock granted to employees under the Company's option plans. There was no public market for the Company's Common Stock as of the grant date of these options. Accordingly, the potential realizable value is based on the initial public offering price of $14.00 per share.

                                                                                                      POTENTIAL REALIZABLE VALUE
                                                NUMBER OF     PERCENT OF                                AT ASSUMED ANNUAL RATES
                                                SECURITIES   TOTAL OPTIONS                            OF STOCK PRICE APPRECIATION
                                                UNDERLYING    GRANTED TO     EXERCISE                       FOR OPTION TERM
                                                 OPTIONS     EMPLOYEES IN    PRICE PER   EXPIRATION   ---------------------------
NAME                                             GRANTED         2000          SHARE        DATE           5%            10%
----                                            ----------   -------------   ---------   ----------   ------------   ------------
Taylor J. Crouch..............................   226,383         18.3%         $1.05        2010       $4,924,855     $7,982,807
Anne L. Bailey................................    89,212          7.2%          1.05        2010        1,940,765      3,145,829
Colin W. Dykes, Ph.D..........................   118,950          9.6%          1.05        2010        2,587,701      4,194,462
Bruce L. Maloff, Ph.D.........................   118,950          9.6%          1.05        2010        2,587,701      4,194,462
Richard P. Shea...............................    59,475          4.8%          1.05        2010        1,293,850      2,097,231

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

    The following table sets forth certain information concerning the number of unexercised options held by each of the named executive officers on December 31, 2000 and the value realized, if any, by the named executive officers. None of the executive officers exercised stock options in the fiscal year ended December 31, 2000. The value of unexercised in-the-money options was computed based on the last sale price of the Common Stock on December 29, 2000 on the Nasdaq National Market, minus the option price.

                                                                             NUMBER OF SHARES
                                             SHARES                             UNDERLYING               VALUE OF UNEXERCISED
                                          ACQUIRED ON       VALUE         UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                          EXERCISE (#)   REALIZED ($)        DECEMBER 31, 2000           DECEMBER 31, 2000 (1)
                                          ------------   ------------   ---------------------------   ---------------------------
                                                                        EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                                                        -----------   -------------   -----------   -------------
Taylor J. Crouch........................           --            --       245,296        357,415      $2,740,545     $3,966,327
Anne L. Bailey..........................           --            --        37,933        113,133         419,897      1,244,581
Colin W. Dykes, Ph.D....................           --            --        88,295        197,185         986,805      2,183,993
Bruce L. Maloff, Ph.D...................           --            --            --        118,950              --      1,285,778
Richard P. Shea.........................           --            --        56,012         98,623         627,701      1,092,342

--------------------------

(1) The value of unexercised in-the-money options at fiscal year end assumes a fair market value for the Company's Common Stock of $11.86, the closing sale price per share of the Company's Common Stock as reported on the Nasdaq National Market on December 29, 2000.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
  ARRANGEMENTS

    On March 19, 1999, the Company entered into an employment agreement with Taylor J. Crouch to serve as the Company's President and Chief Business Officer at a base salary of $250,000 a year with annual performance-based bonuses at the discretion of the Board of Directors and the Compensation Committee. The target levels for those bonuses in the first year of Mr. Crouch's employment were 30% of salary and 59,475 options. Mr. Crouch also received options to purchase 376,328 shares of Common Stock at a purchase price of $0.54 per share and 89,212 shares of restricted stock at a purchase price of $.01 per share. The aggregate number of options and shares of restricted stock is 3.25% of the fully diluted shares of the Company upon completion of the first round of financing after the date of the agreement. The restricted stock vested in full six months from the date Mr. Crouch joined the Company. The options will vest over four years with 73,726 vesting six months from the date of hire and the remainder vesting over a period of three and a half years in 42 equal monthly installments. All options vest in the event the Company is acquired or if the Company is merged into a larger entity. If Mr. Crouch terminates the agreement with Good Reason, as defined in the agreement, or if the Company terminates Mr. Crouch without Cause, as defined in the agreement, the Company is required to pay Mr. Crouch his full salary for a period of nine months from the date of such termination.

    On January 27, 2000, the Company entered into an employment agreement with Bruce L. Maloff, Ph.D., to serve as the Company's Executive Vice President, Commercial Operations at a base salary of $210,000 a year with annual performance-based bonuses at the discretion of the Board of Directors and the Compensation Committee. The target for the bonuses is 25% of Dr. Maloff's base salary. Dr. Maloff received options to purchase 118,950 shares of Common Stock at a purchase price of $1.05 per share. The options vest over four years with 25% vesting after one year and the remainder vesting over a period of three years in 36 equal monthly installments. In addition, the Company paid a signing bonus of $15,000 to Dr. Maloff and reimbursed Dr. Maloff for his reasonable moving expenses. The employment agreement is at will. If the Company terminates the agreement without Cause, as defined in the agreement, the Company is required to pay Dr. Maloff's full salary for six months from the date the Company notifies him that it intends to terminate his agreement. Dr. Maloff left the Company's employ on April 13, 2001 and the Company will pay Dr. Maloff's full salary for a period of six months from the date of his termination.

    On July 3, 1998, the Company entered into an employment agreement with Colin
W. Dykes, Ph.D. to serve as Vice President, Research and Genomics at a base salary of $200,000 a year with annual performance-based bonuses at the discretion of the Board of Directors and the Compensation Committee. Dr. Dykes received options to purchase 83,265 shares of Common Stock at a purchase price of $0.54 per share. The options vest over five years with 20% vesting one year from the date of hire and the remainder vesting over a period of four years in 48 equal monthly installments. In addition, the Company paid Dr. Dykes a signing bonus of $25,000 and reimbursed him for reasonable moving expenses. If
Dr. Dykes terminates the agreement with Good Reason, as defined in the agreement, or if the Company terminates Dr. Dykes without Cause, as defined in the agreement, the Company is required to pay Dr. Dykes his full salary for a period of six months from the date of such termination.

    On February 5, 1998, the Company entered into an employment agreement with Anne L. Bailey to serve as Vice President, Diagnostic and Process Development at a base salary of $145,000 a year with an annual bonus of up to $14,500 for achieving certain milestones. In addition, the Company reimbursed Ms. Bailey for her reasonable relocation and moving expenses. Ms. Bailey also was awarded 38,064 shares of restricted stock at a purchase price of $0.54 per share, subject to a right of repurchase by the Company at a purchase price of $0.54 per share, which repurchase right lapsed in July 2000. If Ms. Bailey terminates the agreement with Good Reason, as defined in the agreement, or if the Company terminates Ms. Bailey without Cause, as defined in the agreement, the Company is required to pay Ms. Bailey her full salary for a period of six months from the date of such termination.

    On December 23, 1998, the Company entered into an employment agreement with Richard P. Shea to serve as Vice President, Finance and Administration at a base salary of $150,000 a year with an annual bonus of up to $30,000 for achieving certain milestones. Mr. Shea received options to purchase 47,580 shares of Common Stock at a purchase price of $0.54 per share. The options vest over four years with 25% vesting one year from the date of hire and the remainder vesting over a period of three years in 36 equal monthly installments. Mr. Shea may be eligible to receive additional bonuses or options based on his performance.

    All of the employment agreements are at will, contain an anti-piracy clause, an invention and non-disclosure clause, and a non-competition/non-solicitation clause.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of shares of the Company's Common Stock as of April 2, 2001 by
(i) each Stockholder known by the Company to own beneficially 5% or more of its outstanding shares of Common Stock, (ii) each current member of the Board of Directors of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares issued and outstanding as of April 2, 2001, plus shares of Common Stock subject to options held by such person on April 2, 2001 exercisable within sixty days thereafter. Except as otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

                                                            NUMBER OF SHARES      PERCENTAGE OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                   BENEFICIALLY OWNED(2)   BENEFICIALLY OWNED(2)
---------------------------------------                   ---------------------   ---------------------
Wells Fargo Bank Indiana, N.A.(3).......................        3,419,015                 14.4%
  P.O. Box 960
  Fort Wayne, IN 46801

Atlas Venture(4)........................................        2,564,151                 10.9%
  222 Berkeley Street, Suite 1950
  Boston, MA 02116

Oxford Bioscience Partners(5)...........................        2,115,363                  9.0%
  315 Post Road West
  Westport, CT 06880

CIBC(6).................................................        2,099,118                  9.0%
  425 Lexington Avenue, 9th Floor
  New York, NY 10017

Forward Ventures(7).....................................        1,242,324                  5.3%
  9255 Towne Centre Drive, Suite 300
  San Diego, CA 92121

Taylor J. Crouch(8).....................................          407,798                  1.7%

Anne L. Bailey(9).......................................          100,134                    *

Colin W. Dykes, Ph.D.(10)...............................          126,160                    *

Bruce L. Maloff, Ph.D.(11)..............................           36,257                    *

Richard P. Shea(12).....................................           79,323                    *

                                                            NUMBER OF SHARES      PERCENTAGE OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                   BENEFICIALLY OWNED(2)   BENEFICIALLY OWNED(2)
---------------------------------------                   ---------------------   ---------------------
David Housman, Ph.D.(13)................................          256,619                  1.1%

Philippe O. Chambon, M.D., Ph.D.(14)....................        3,965,904                 16.8%

Jean-Francois Formela, M.D.(15).........................        2,582,369                 11.0%

William A. Scott, Ph.D.(16).............................           15,377                    *

Martin A. Vogelbaum(17).................................           40,984                    *

Anthony H. Wild, Ph.D.(18)..............................          108,877                    *

Ellen M. Zane(19).......................................            5,000                    *

All directors and executive officers as a group (14             7,860,467                 31.8%
  persons)..............................................

------------------------

  * Represents beneficial ownership of less than one percent of the Company's outstanding shares of Common Stock.

 (1) Addresses are given for beneficial owners of more than 5% of the outstanding Common Stock only. Unless otherwise indicated, the address of each shareholder is c/o Variagenics, Inc., 60 Hampshire Street, Cambridge, Massachusetts 02139.

 (2) Shares of Common Stock that an individual or group has the right to acquire within sixty days of April 2, 2001, pursuant to the exercise of options and warrants or pursuant to stock purchase agreements, are deemed outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

 (3) This information is based solely on a Schedule 13G filed by Wells Fargo & Company with the Securities and Exchange Commission on March 26, 2001. Includes 2,979,815 shares and warrants to purchase 439,200 shares held by Wells Fargo Bank Indiana, N.A. (the "Bank"), as trustee, pursuant to a voting trust agreement by and among the Bank, Sprout Capital VIII, L.P., Sprout Venture Capital, L.P., DLJ Capital Corporation, DLJ ESC II, L.P. and Donaldson, Lufkin & Jenrette, Inc. Philippe O. Chambon, M.D., Ph.D. is a general partner of the general partner of Sprout Capital VIII, L.P.

 (4) This information is based solely on a Schedule 13G filed by Atlas Venture Fund III, L.P. with the Securities and Exchange Commission on February 14, 2001. Includes 2,332,891 shares and warrants to purchase 188,470 shares held by Atlas Venture Fund III, L.P. and 38,691 shares and warrants to purchase 4,099 shares held by Atlas Venture Entrepreneurs' Fund III L.P. Jean-Francois Formela, M.D., is a general partner of Atlas Venture.

 (5) Includes 800,492 shares and warrants to purchase 62,468 shares held by Oxford Bioscience Partners II, L.P., 599,897 shares and warrants to purchase 46,815 shares held by Oxford Bioscience Partners (Bermuda) II, L.P., 195,327 shares and warrants to purchase 16,206 shares held by Oxford Bioscience Partners (Adjunct) II, L.P., and 357,583 shares and warrants to purchase 36,575 shares held by Oxford Bioscience Partners (GS-Adjunct) II, L.P.

 (6) This information is based solely on a Schedule 13G filed by Canadian Imperial Bank of Commerce ("CIBC") with the Securities and Exchange Commission on February 14, 2001. Includes 1,574,339 shares held by CIBC
     WMV Inc., a wholly-owned indirect subsidiary of CIBC, and 524,779 shares held by CIBC Employee Private Equity Fund Partners, a vehicle owned by partnerships established for the benefit of employees of CIBC to which CIBC serves as an advisor.

 (7) This information is based solely on a Schedule 13G filed by Forward Ventures III, L.P. with the Securities and Exchange Commission on February 7, 2001. Includes 216,155 shares and warrants to purchase 43,364 shares held by Forward Ventures III, L.P. and 818,587 shares and warrants to purchase 164,218 shares held by Forward Ventures III Institutional Partners, L.P.

 (8) Includes 318,586 shares issuable upon the exercise of options to purchase Common Stock.

 (9) Includes 59,429 shares issuable upon the exercise of options to purchase Common Stock.

(10) Includes 124,516 shares issuable upon the exercise of options to purchase Common Stock.

(11) Includes 36,257 shares issuable upon the exercise of options to purchase Common Stock.

(12) Includes 77,952 shares issuable upon the exercise of options to purchase Common Stock.

(13) Includes 67,185 shares issuable upon the exercise of options to purchase Common Stock.

(14) Includes 12,075 shares issuable upon the exercise of options to purchase Common Stock. Includes 2,442,751 shares and warrants to purchase 381,796 shares held by Wells Fargo Bank Indiana, N.A. (the "Bank"), as trustee, pursuant to a voting trust agreement by and among the Bank, Sprout Capital VIII, L.P., Sprout Venture Capital, L.P., DLJ Capital Corporation, DLJ ESC II, L.P. and Donaldson, Lufkin & Jenrette, Inc. and 1,129,282 shares held by Sprout Capital VIII, L.P. Dr. Chambon is a general partner of the general partner of Sprout Capital VIII, L.P. and disclaims beneficial ownership of such shares and warrants, except to the extent of his pecuniary interest in the shares and warrants.

(15) Includes 13,218 shares issuable upon the exercise of options to purchase Common Stock. Includes 2,371,582 shares and warrants to purchase 192,569 shares held by Atlas Venture. Dr. Formela is a general partner of Atlas Venture and disclaims beneficial ownership of such shares and warrants, except to the extent of his pecuniary interest in the shares and warrants.

(16) Includes 13,877 shares issuable upon the exercise of options to purchase Common Stock.

(17) Includes 38,984 shares issuable upon the exercise of options to purchase Common Stock.

(18) Includes 13,877 shares issuable upon the exercise of options to purchase Common Stock.

(19) Includes 5,000 shares issuable upon the exercise of options to purchase Common Stock.

                              CERTAIN TRANSACTIONS

    As of January 1, 2001, there was not nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeded or exceeds $60,000 and in which any director, executive officer, holder of more than 5% of the Company's Common Stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than the transactions described below.

    In March 2000, the Company issued shares of Series F Redeemable Convertible Preferred Stock (the "Series F Preferred") to the following 5% shareholders at a purchase price of $4.29 per share. Upon the closing of the Company's initial public offering in July 2000, the Series F Preferred shares were converted to an equivalent number of shares of Common Stock:

                                                              SERIES F
NAME                                                          PREFERRED
----                                                          ---------
The Sprout Group............................................    741,903
Atlas Venture...............................................    341,974
Oxford Bioscience Partners..................................    341,972
CIBC........................................................  2,099,117
Forward Ventures............................................    116,616

    In March 2000, the Company issued 23,323 shares of Series F Preferred to Mr. Mark P. Carthy at a purchase price of $4.29 per share. Mr. Carthy served as a member of the Company's Board of Directors from October 1998 until September 2000.

    In May 2000, the following 5% shareholders exercised warrants for the purchase of shares of the Company's Series E Redeemable Convertible Preferred Stock (the "Series E Preferred") at a purchase price of $2.73 per share. Upon the closing of the Company's initial public offering in July 2000, the Series E Preferred shares were converted to an equivalent number of shares of Common
Stock:

                                                                       SERIES E
NAME                                                         COMMON    PREFERRED
----                                                        --------   ---------
The Sprout Group..........................................       --     439,196
Atlas Venture.............................................  137,533      55,032
Oxford Bioscience Partners................................  105,732      56,326

    In connection with the Preferred Stock financings and issuance of Common Stock, the Company granted registration rights. Upon exercise of these registration rights, these stockholders can require the Company to file registration statements covering the sale of shares held by them and may include the sale of their shares in registration statements covering the Company's sale of shares to the public.

                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than 10% of the Company's Common Stock ("Reporting Person") are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission (the "SEC") on Forms 3, 4 and 5. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure by Reporting Persons to file such reports by these dates during fiscal 2000. To the knowledge of the Company, all of these filing requirements were satisfied during fiscal 2000. In making these disclosures, the Company has relied solely on written representations of its directors and executive officers and its 10% holders and copies of the reports that have been filed with the SEC.

                               PERFORMANCE GRAPH

    The following graph compares the annual percentage change in the Company's cumulative total stockholder return on its Common Stock during a period commencing on July 21, 2000 (the date of the initial public offering of the Company's Common Stock), and ending on December 31, 2000, with the cumulative total return of the CRSP Total Return Index for the Nasdaq Stock Market, U.S. (the "Nasdaq US Index") and the CRSP Total Return Index for Nasdaq Pharmaceutical Stocks (the "Nasdaq PH Index") during such period. The Company has not paid any dividends on its Common Stock, and no dividends are included in the representation of the Company's performance. The stock price performance on the graph below is not necessarily indicative of future price performance. Prior to July 21, 2000, the Company's Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing. Information used on the graph was obtained from the Nasdaq Stock Market, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        VARIAGENICS, INC.  NASDAQ US INDEX  NASDAQ PH INDEX
21-Jul                100              100              100
31-Aug        201.7857143      102.7389985      104.5556231
29-Sep        159.8214286       89.3869461       103.170197
31-Oct        117.8571429      82.01223671         93.18119
30-Nov        70.53571429      63.23128291      82.29503929
29-Dec        84.70714286      59.90299046      85.63359506

                         REPORT OF THE AUDIT COMMITTEE

    In accordance with its written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting and financial reporting practices of the Company. During 2000, the Committee met with PricewaterhouseCoopers LLP, the Company's independent accountants, to discuss the overall scope and plans for the year-end audit.

    The Audit Committee acts pursuant to the Audit Committee Charter, of which a copy is attached as Appendix "A" to this Proxy Statement. Each member of the Audit Committee qualifies as an independent Director according to the current listing standards of the National Association of Securities Dealers for the Nasdaq Stock Market.

    The Audit Committee has reviewed and discussed the Company's audited consolidated balance sheets as of December 31, 2000 and 1999 and consolidated statements of operations, cash flows and stockholders' equity for the three years ended December 31, 2000 with the Company's management. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "COMMUNICATION WITH AUDIT COMMITTEES."

    The Audit Committee has also received and reviewed written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, "INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES," and has discussed with PricewaterhouseCoopers LLP their independence from the Company and its management.

    Based on the review and discussions referenced herein, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                         RESPECTFULLY SUBMITTED,
                                          ELLEN M. ZANE, CHAIRPERSON
                                          JEAN-FRANCOIS FORMELA, M.D.
                                          MARTIN A. VOGELBAUM
                                          Audit Committee

                            INDEPENDENT ACCOUNTANTS

    The Board of Directors, upon the recommendation of its Audit Committee, has appointed PricewaterhouseCoopers LLP to serve as the Company's independent accountants for 2001.

AUDIT FEES

    The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered in connection with the audit of the Company's annual financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and for reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year, were $66,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    The Company did not retain PricewaterhouseCoopers LLP for professional services relating to financial information systems design and implementation.

ALL OTHER FEES

    The aggregate fees billed by PricewaterhouseCoopers LLP for all other professional services rendered in the fiscal year ended December 31, 2000 were $321,660. These services included work performed in connection with the Company's initial public offering ($302,000), tax planning and compliance services ($8,000) and other miscellaneous services ($11,660).

    The Audit Committee considers that the provision of these services is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

                                   PROPOSAL 2
                            INDEPENDENT ACCOUNTANTS

    The Audit Committee has recommended and the Board of Directors has approved the appointment of PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2001. The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001 AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                 OTHER MATTERS

    The Board of Directors knows of no other business which will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    In order to be included in Proxy material for the 2002 Annual Meeting, stockholder proposals must be received by the Company on or before December 27, 2001. For stockholder proposals which are not to be included in proxy materials for the 2002 Annual Meeting, in order for a stockholder to nominate a person or persons for election to the Board of Directors or to properly bring other business before an annual meeting of stockholders, notice of such business proposal or of such nomination must be delivered to the Secretary of the Company not earlier than March 1, 2002 and not later than March 31, 2002. Stockholder proposals must be received, marked for the attention of: Taylor J. Crouch, Secretary, Variagenics, Inc., 60 Hampshire Street, Cambridge, Massachusetts 02139.

    WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

                                          By order of the Board of Directors:

                                          /s/ Taylor J. Crouch

                                          TAYLOR J. CROUCH
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

April 27, 2001

                                                                      APPENDIX A

                               VARIAGENICS, INC.
                            AUDIT COMMITTEE CHARTER

I.  PURPOSE

    The Audit Committee shall provide assistance to the board of directors of the Company (the "Board") in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. The Audit Committee's primary duties and responsibilities are to:

    - Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal control and ensuring that all individuals possess an understanding of their roles and responsibilities.

    - Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company.

    - Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Company.

    - Oversee that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and corporate policy.

    The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II.  COMPOSITION

    The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

    The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

III.  MEETINGS

    The Audit Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management and the independent accountants separately to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review the Company's financial statements consistent with Section IV.3 below.

IV.  RESPONSIBILITIES AND DUTIES

    To fulfill its responsibilities and duties the Audit Committee shall:

DOCUMENTS/REPORTS REVIEW

1. Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board, as conditions dictate, to update this Charter.

2. Review with management and the independent accountants the audited financial statements to be included in the Company's Annual Report on Form 10-K and Annual Report to Shareholders, including a discussion with the independent accountants of the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61").

FINANCIAL REPORTING

    GENERAL

    - Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements; and

    - Ask management and the external auditors about significant risks and exposures and the plans to minimize such risks.

    ANNUAL FINANCIAL STATEMENTS

    - Review the annual audited financial statements and determine whether they are complete and consistent with the information known to committee members, and assess whether the financial statements reflect appropriate accounting principles;

    - Pay particular attention to complex and/or unusual transactions such as restructuring charges and derivative disclosures;

    - Focus on judgmental areas such as those involving revenue recognition, the valuation of assets and liabilities, and other commitments and contingencies;

    - Meet with management and the external auditors to review the financial statements and the result of the audit;

    - Consider management's handling of proposed audit adjustments identified by the external auditors;

    - Review the MD&A and other sections of the annual report before its release and consider whether the information is adequate and consistent with members' knowledge about the company and its operations; and

    - Ensure that the external auditors communicate certain required matters to the committee.

3.  Review with management and the independent accountants the quarterly
    Form 10-Q prior to its filing with the SEC, including a discussion with the independent accountants of the matters required to be discussed by SAS
    No. 61. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.

INDEPENDENT ACCOUNTANTS

4.  External Audit

    - Review the external auditors' proposed audit scope and approach;

    - Review the performance of the external auditors and recommend to the board of directors the appointment or discharge of the external auditors; and

    - Review and confirm the independence of the external auditors by reviewing the nonaudit services provided and the auditors' assertion of their independence in accordance with professional standards.

OTHER RESPONSIBILITIES

5. Meet with the external auditors and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately.

6. Ensure that significant findings and recommendations made by the external auditors are received and discussed on a timely basis.

7. Review, with the company's counsel, any legal matters that could have a significant impact on the company's financial statements.

8.  Perform other oversight functions as requested by the full board.

9.  Review and update the charter; receive approval of changes from the board.

                                  DETACH HERE

                                     PROXY

                               VARIAGENICS, INC.

                              60 HAMPSHIRE STREET
                         CAMBRIDGE, MASSACHUSETTS 02139

    THIS PROXY IS BEING SOLICITED BY VARIAGENICS, INC.'S BOARD OF DIRECTORS

        The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated April 27, 2001, in connection with the Annual Meeting to be held at 10:00 a.m. on Wednesday, May 30, 2001, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky, and Popeo, P.C., One Financial Center, Boston, Massachusetts and hereby appoints Taylor J. Crouch and Richard P. Shea, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Variagenics, Inc. registered in the name provided herein which the undersigned is entitled to vote at the 2001 Annual Meeting of Stockholders,
P and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization
R hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.
O
        THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF
X NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS
Y   AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

        SEE REVERSE SIDE FOR OTHER PROPOSALS. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.
        PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
    SIDE                                                                 SIDE
-----------                                                          -----------

USE THE POWER OF THE INTERNET TO. . .

- RECEIVE FUTURE VARIAGENICS, INC.'S PROXY MATERIALS VIA THE INTERNET!

Consider receiving future Variagenics, Inc.'s Annual Report and Proxy materials in electronic form rather than in printed form. To consent to receive your materials in electronic form in the future, please go to www.econsent.com/vgnx and follow the instructions to indicate your consent.

Accessing Variagenics, Inc.'s Annual Report and Proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies.

If you do not consent to access Variagenics, Inc.'s Annual Report and Proxy materials via the Internet, you will continue to receive them in the mail.

* IN ORDER TO CONSENT TO ELECTRONIC DISTRIBUTION, YOU WILL ALSO NEED YOUR ACCOUNT NUMBER WHICH IS PRINTED JUST BELOW THE PERFORATION AND IS THE FIRST SET OF NINE DIGIT NUMBERS.





                                   DETACH HERE


     PLEASE MARK
/X/  VOTES AS IN
     THIS EXAMPLE.



1. To elect two (2) Class I directors, to each serve for a
   three-year term.                                                                                     FOR     AGAINST     ABSTAIN
   NOMINEES: (01) David Housman, Ph.D. and (02) Ellen M. Zane.        2. To ratify the appointment of
                                                                         PricewaterhouseCoopers LLP as  / /       / /         / /
          FOR                     WITHHELD                               independent accountants.
          BOTH    / /      / /   FROM BOTH
        NOMINEES                  NOMINEES
                                                                      3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the
                                                                         meeting or any adjournments thereof.


 / / _______________________________________
     For both nominees except as noted above


                                                                      MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT       / /

                                                                      Please sign exactly as name appears hereon. Joint owners
                                                                      should each sign. Executors, administrators, trustees,
                                                                      guardians or other fiduciaries should give full title as such.
                                                                      If signing for a corporation, please sign in full corporate name by a duly authorized officer.


Signature: ___________________________ Date: ___________________  Signature: ___________________________  Date: __________________
